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                                  Exhibit 10.7a

                        PINNACLE WEST CAPITAL CORPORATION

                           SUPPLEMENTAL EXCESS BENEFIT

                                 RETIREMENT PLAN

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                                TABLE OF CONTENTS

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
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
ARTICLE ONE - PREAMBLE............................................      1

ARTICLE TWO - CONSTRUCTION........................................      2

ARTICLE THREE - ELIGIBILITY AND PARTICIPATION.....................      2

ARTICLE FOUR - BENEFITS...........................................      4

ARTICLE FIVE - PAYMENT OF BENEFITS................................      9

ARTICLE SIX - COORDINATION OF BENEFITS............................     12

ARTICLE SEVEN - FUNDING...........................................     13

ARTICLE EIGHT - ADMINISTRATION....................................     13

ARTICLE NINE - AMENDMENT AND TERMINATION OF THE PLAN..............     13

ARTICLE TEN - ASSIGNMENT..........................................     14

ARTICLE ELEVEN - WITHHOLDING......................................     14

ARTICLE TWELVE - OTHER BENEFIT PLANS OF THE COMPANY...............     15

ARTICLE THIRTEEN - MISCELLANEOUS..................................     15

ARTICLE FOURTEEN - EFFECTIVE DATE.................................     16

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                        PINNACLE WEST CAPITAL CORPORATION

                   SUPPLEMENTAL EXCESS BENEFIT RETIREMENT PLAN

                                   ARTICLE ONE

                                    PREAMBLE

         Effective January 1, 1987, PINNACLE WEST CAPITAL CORPORATION (the "Company") adopted the PINNACLE WEST CAPITAL CORPORATION SUPPLEMENTAL EXCESS BENEFIT RETIREMENT PLAN (the "Plan") for the purpose of paying retirement benefits to certain employees in excess of the benefits permitted to be paid under the Pinnacle West Capital Corporation Retirement Plan (the "Retirement Plan") by reason of Section 415 of the Internal Revenue Code (the "Code"). The Plan was thereafter amended several times to provide additional benefits, thereby changing the Plan from an "excess benefit plan" under the Employee Retirement Income Security Act of 1974, as amended (the "Act"), to a "top hat" plan under the Act.

         Effective January 1, 1982, ARIZONA PUBLIC SERVICE COMPANY ("APS") adopted the ARIZONA PUBLIC SERVICE COMPANY SUPPLEMENTAL EXCESS BENEFIT RETIREMENT PLAN (the "APS Plan") for the purpose of paying retirement benefits to certain employees in excess of the benefits permitted to be paid under the Arizona Public Service Company Employees' Retirement Plan (the "APS Retirement Plan") by reason of Section 415 of the Code. The Plan was thereafter amended several times to provide additional benefits, thereby changing the Plan from an "excess benefit plan" under the Act to a "top hat" plan under the Act.

         Effective January 1, 2000, the Company and APS amended and restated the Plan and the APS Plan to merge the APS Plan into this Plan and to make other technical changes. The Plan was amended several times thereafter. By this amendment and restatement, the Company intends to amend the Plan to add a new benefit structure.

                                        1

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                                   ARTICLE TWO

                                  CONSTRUCTION

         Terms capitalized in this Plan shall have the meaning given in Article Two of the Retirement Plan, governing definitions and construction, except where such terms are otherwise defined in this Plan. If any provision of this Plan is determined to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced according to the laws of the State of Arizona, and shall be administered according to the laws of such state, except as otherwise required by the Act, the Code or other applicable federal law. It is the intention of the Company that the Plan, as adopted by the Company, shall constitute an "unfunded plan of deferred compensation for a select group of management and highly compensated employees" within the meaning of Sections 201(2) and 301(3) of the Act. Benefits under this Plan shall be paid from the Company's general assets, and not from any trust fund or other segregated fund. This Plan shall be construed in a manner consistent with the Company's intention.

                                  ARTICLE THREE

                          ELIGIBILITY AND PARTICIPATION

         Employees of the Company or its Affiliates who are members of a select group of management or highly compensated employees, as determined by the Human Resources Committee of the Board of Directors of the Company, in its discretion, shall be eligible to participate in the Plan if they satisfy the eligibility requirements of Section 3(a) or Section 3(b).

         (a) Eligible Employees who are officers of the Company or an Affiliate which is a participating employer under the Retirement Plan shall be entitled to the benefits described in Section 4(a).

                                        2

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         (b)      Eligible Employees of the Company or an Affiliate which is a participating employer under the Retirement Plan who are not officers, who are designated for participation by the Human Resources Committee of the Company's Board of Directors and who are participants in the Retirement Plan shall be entitled to the benefits described in Section 4(b). The Human Resources Committee may make its designations under this Section 3(b) by individual designation or by group designation.

         A participant shall commence participation in this Plan as of the first day of the Plan Year in which he or she becomes a participant pursuant to this ARTICLE THREE or the first day of his or her employment with the Company or an Affiliate which is a participating employer under the Retirement Plan, whichever is later. Such participation shall continue until the earlier of the date on which the participant no longer satisfies the requirements for participation under Section 3(a) or Section 3(b) or the date on which the Human Resources Committee informs the participant in writing that he or she is no longer eligible to participate in this Plan.

         Notwithstanding the foregoing, if the status of a participant changes for reasons other than termination of employment with the Company or an Affiliate which is a participating employer under the Retirement Plan, so that he or she no longer is eligible to participate in the Plan, his or her participation in the Plan shall cease but his or her benefit under this Plan as of the date of his or her change of status shall not be canceled or distributed, but shall be determined upon his or her termination of employment with the Company or an Affiliate.

                                        3

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                                  ARTICLE FOUR

                                    BENEFITS

         (a)      Section 3(a) Participants.

                  (1) Subject to ARTICLE SEVEN, a participant who is eligible under Section 3(a) and who is a Group A Participant under the Retirement Plan shall be entitled to a monthly benefit equal to the lesser of
(i) or (ii), reduced by (iii), where

                           (i)      Equals three percent (3%) of the
         participant's Average Monthly Compensation multiplied by the participant's Years of Service, not to exceed ten (10) Years of Service, plus two percent (2%) of the participant's Average Monthly Compensation multiplied by the participant's Years of Service in excess of ten (10) Years of Service,

                           (ii)     Equals sixty percent (60%) of the
         participant's Average Monthly Compensation, and

                           (iii) Equals the amount of such participant's monthly benefit determined under the terms of the Retirement Plan and payable in accordance with Section 6.2 of the Retirement Plan.

                  (2) Subject to ARTICLE SEVEN, a participant who is eligible under Section 3(a) and who is a Group B Participant under the Retirement Plan shall be entitled to a monthly benefit equal to the sum of (i) and (ii), where

                           (i) Equals the benefit determined under the formula set forth above in this Section 4(a)(1) for a Group A Participant in the Retirement Plan based on the participant's Years of Service as of March 31, 2003 and his or her Average Monthly Compensation as of the date of determination. Years of Service as of March 31, 2003 shall equal his or her full Years of Service as of such date plus a partial Year of Service equal to the lesser of one (1) or a fraction, the numerator of which is the participant's Hours of

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         Service earned during the period beginning on the day after the last day of his or her Computation Period ending prior to March 31, 2003 and ending on March 31, 2003, and the denominator of which is 1,000, and

                           (ii) Equals the monthly benefit for life payable at Normal Retirement Age which is the Actuarial Equivalent of a lump sum benefit equal to the participant's Supplemental Retirement Account Balance minus the participant's Retirement Account Balance under the Retirement Plan.

                  (3) Subject to ARTICLE SEVEN, a participant who is eligible under Section 3(a) and who is a Group C Participant under the Retirement Plan shall be entitled to a monthly benefit equal to the Actuarial Equivalent of a lump sum benefit equal to (i) reduced by (ii), where

                           (i) Equals the participant's Supplemental Retirement Account Balance, and

                           (ii) Equals the participant's Retirement Account Balance under the Retirement Plan.

                  A participant's Supplemental Retirement Account Balance shall be a notional account credited with Monthly Retirement Account Balance Credits and Interest Credits. For purposes of this Plan, Monthly Retirement Account Balance Credits shall be determined under the general methodology set forth in the Retirement Plan based on the participant's Monthly Compensation for the month but using the following chart; provided that, except for a Group C Participant, a participant shall not receive a Monthly Retirement Account Balance Credit after he or she is credited with more than twenty-five (25) Years of Service, with twenty-five years (25) Years of Service defined as twenty-five
(25) full twelve (12) month periods in duration:

                                        5

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
                          Percent of Monthly Compensation
                                    Contribution
Age at End of Plan Year                 Rate
-----------------------   -------------------------------
Less than 35                           12%
35-39                                  14%
40-44                                  16%
45-49                                  20%
50-54                                  24%
55 and over                            28%

                  For purposes of this Section 4(a), Compensation and Monthly Compensation shall be determined without regard to the limitation set forth in
Section 401(a)(17) of the Code and shall be increased by any cash payments made to the participant pursuant to bonus or incentive plans maintained by the Company or an Affiliate which is a participating employer under the Retirement Plan for employees generally and by any amounts deferred by the participant under any of the Company's or such an Affiliate's deferred compensation plans for employees, provided that bonus or incentive payments made in a form other than cash, bonus or incentive payments which are not "year-end" bonus or incentive payments, bonus or incentive payments under individual agreements between the Company or such an Affiliate and a participant, and cash payments made under bonus or incentive plans maintained by the Company or such an Affiliate for employees generally which exceed the maximum amount that the Company's President or Chief Operating Officer determines, in his or her discretion, may be taken into account under this Plan shall not be taken into account as Compensation and Monthly Compensation for purposes of this Plan unless the Company's President or Chief Operating Officer determines, in his or her discretion, that such bonus or incentive payment shall be taken into account as Compensation and Monthly Compensation under this Plan. Eligible bonuses and incentive payments shall be taken into account as Compensation and Monthly Compensation in the year in which such amounts are paid rather than in the year in which they are earned, provided that the Company's President or Chief Operating Officer shall have the

                                        6

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authority to determine, in his or her discretion, that such bonus or incentive payment shall be taken into account in the year in which such amounts are earned rather than in the year in which they are paid. The Company's President or Chief Operating Officer shall have the sole and absolute discretion to determine whether a bonus or incentive payment made to a participant constitutes Compensation or Monthly Compensation for purposes of this Section 4(a) and may differentiate among individuals in establishing the bonus or incentive payments that may be taken into account under the Plan.

                  Notwithstanding anything herein to the contrary, the monthly benefit under this Section 4(a) of a participant who was eligible under Section 3(a) on December 31, 1999 shall not be less than such monthly benefit on such date, and the monthly benefit under this Section 4(a) of a participant who was eligible under Section 3(a) of the APS Plan on December 31, 1999 shall not be less than the monthly benefit of such participant under Section 4(a) of the APS Plan on such date, except to the extent attributable solely to an increase in any such participant's monthly benefit under the Retirement Plan due to an increase in the limitations under Sections 401(a)(17) and 415 of the Code.

         (b)      Section 3(b) Participants.

                  Subject to ARTICLE SIX and ARTICLE SEVEN, any participant who is designated for participation pursuant to Section 3(b) and who receives a benefit under the Retirement Plan, or such participant's surviving spouse or beneficiary in the event of the participant's death, shall be entitled to a monthly benefit payable in accordance with this ARTICLE FOUR and with ARTICLE FIVE equal to (i) reduced by (ii), where

                           (i) Equals the amount of such participant's or surviving spouse's or beneficiary's monthly benefit under the Retirement Plan computed under the provisions of the Retirement Plan but without regard to the cap on Compensation in Section 2.1(n) and

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         the limitations in Section 5.13 of the Retirement Plan and the provisions of Sections 401(a)(17) and 415 of the Code; and

                           (ii) Equals the amount of such participant's or surviving spouse's or beneficiary's monthly benefit actually payable under the terms of the Retirement Plan.

                  For purposes of this Section 4(b), Compensation shall include any amount of the participant's regular salary that the participant elects to defer under any deferred compensation plans for employees of the Company or an Affiliate which is a participating employer under the Retirement Plan and shall exclude all bonus or incentive payments paid to the participant. The Human Resources Committee shall have the sole and absolute discretion to determine a participant's Compensation for purposes of this Section 4(b).

                  Benefits payable under this Section 4(b) shall be payable to a Plan participant or his or her spouse or other beneficiary in the same manner and subject to all the same options, conditions, privileges and restrictions as are applicable to the benefits payable to the Plan participant, spouse or other beneficiary of a Participant under the Retirement Plan, as though such benefits were payable as a part of the benefits being paid under the Retirement Plan.

                  Notwithstanding anything herein to the contrary, the monthly benefit under this Section 4(b) of a participant who was eligible under Section 3(b) on December 31, 1999 shall not be less than such monthly benefit on such date, and the monthly benefit under this Section 4(b) of a participant who was eligible under Section 3(b) of the APS Plan on December 31, 1999 shall not be less than the monthly benefit of such participant under Section 4(b) of the APS Plan on such date, except to the extent attributable solely to an increase in any such participant's monthly benefit under the Retirement Plan due to an increase in the limitations under Sections 401(a)(17) and 415 of the Code.

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                                  ARTICLE FIVE

                               PAYMENT OF BENEFITS

         (a) A participant entitled to benefits under Section 4(a) which are described in Section 4(a)(1) or 4(a)(2)(i) may elect to commence receiving such benefits unreduced on or after the date on which the participant attains the age of sixty-five (65) years or attains the age of sixty (60) years and is credited with at least twenty (20) Years of Service. A participant may elect to commence receiving benefits earlier if he or she has attained at least the age of fifty-five (55) years and is credited with at least ten (10) Years of Service, provided that the participant's benefit which represents the portion of his or her benefit calculated in accordance with Section 4(a)(1) or 4(a)(2)(i) shall be reduced by three percent (3%) for each year (or part thereof) by which the participant's retirement age precedes the date on which he or she would have attained the age of sixty (60) years if he or she is credited with at least twenty (20) Years of Service or the date on which he or she would have attained the age of sixty-five (65) years if credited with less than twenty (20) Years of Service.

         Benefits payable to a participant under Section 4(a)(1) or Section 4(a)(2)(i) shall be payable in accordance with Section 6.2 of the Retirement Plan, and if married, shall provide a monthly payment to the participant for his or her life equal to the amount determined under Section 4(a)(1) or Section 4(a)(2)(i) and upon his or her death, shall provide monthly payments to the participant's spouse for life equal to fifty percent (50%) of the monthly payment being received by the participant at the time of his or her death.

         If a participant entitled to benefits under Section 4(a)(1) or Section 4(a)(2)(i) dies while still employed by the Company or an Affiliate, the participant's spouse shall be entitled to a survivor annuity equal to one hundred percent (100%) of the monthly benefit that the participant would have received under Section 4(a)(1) or Section 4(a)(2)(i) had he or she terminated employment on the day before he or she died, survived to the age on which he or she would first be eligible to commence benefits under this Section 5(a), elected to retire and commence benefits under the Plan at that time and then died. Benefits payable to the surviving spouse shall commence on the first day of the month following the participant's date of death. The surviving spouse's monthly benefit shall be reduced by the monthly benefit that the spouse receives under Section 5.9 or
Section 5.10 of the Retirement Plan, whichever is applicable. Benefits payable to a terminated participant entitled to benefits under Section 4(a)(1) or 4(a)(2)(i) who dies prior to commencing benefits shall be paid in the form of a survivor annuity equal to fifty percent (50%) of the monthly benefit which the participant would have received had he or she survived to the earliest date under this Section 5(a) upon which he or she could have commenced benefits. Such benefits shall commence on the earliest date under this Section 5(a) upon which the participant could have commenced benefits had he or she survived. The surviving spouse's monthly benefit shall be reduced by the monthly benefit that the spouse receives under Section 5.9 or Section 5.10 of the Retirement Plan, whichever is applicable.

         (b)      Benefits payable to a participant under Section 4(a)(2)(ii) or
Section 4(a)(3) shall become payable when a participant (or his or her spouse or beneficiary) begins to receive payment of his or her Retirement Account Balance under the Retirement Plan, and shall be subject to the same adjustments and shall be payable by the Company in the same manner and at the same time as the Plan participant's (or his or her spouse's or beneficiary's) Retirement Account Balance under the Retirement Plan is paid, as though such benefits were otherwise payable as a part of the benefits being paid under the Retirement Plan. An election or mode of payment under the Retirement Plan with respect to the participant's Retirement Account Balance shall constitute an election of a similar mode of payment under this Plan.

         (c) Benefits payable to a participant under Section 4(b) shall become payable when a participant (or his or her spouse or beneficiary) begins to receive payments under the

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Retirement Plan, and shall be subject to the same adjustments and shall be payable by the Company in the same manner and at the same time as the Plan participant's (or his or her spouse's or beneficiary's) benefits under the Retirement Plan are paid, as though such benefits were otherwise payable as a part of the benefits being paid under the Retirement Plan, subject to ARTICLE SIX. Except as provided in this Subsection (c) or Subsection (d) of this ARTICLE FIVE, an election or mode of payment under the Retirement Plan shall constitute an election of a similar mode of payment under this Plan. The form of payment under Section 6.6 of the Retirement Plan shall not be available under this Plan.

         (d) If the present value of a Participant's vested benefits under the Plan is Five Thousand Dollars ($5,000.00), or less, at any time after the Participant's retirement or termination of employment and before his or her Annuity Starting Date, the Participant's vested benefits shall be distributed in a single lump sum. The benefits of a non-vested Participant shall automatically be deemed to be cashed out pursuant to this ARTICLE FIVE (d) upon such Participant's termination of employment. If the present value of a Participant's vested benefits is more than Five Thousand Dollars ($5,000.00) but not more than Ten Thousand Dollars ($10,000.00) at any time after the Participant's retirement or termination of employment and before his or her Annuity Starting Date, the Participant's vested benefits shall be distributed in a single lump sum if such distribution is requested in writing by the Participant and his spouse, if married, in accordance with the consent and waiver provisions of Section 6.2 of the Retirement Plan.

         If the present value of the Spouse's Benefit or Vested Survivor's Benefit under the Plan, as applicable, is Five Thousand Dollars ($5,000.00), or less, at any time after the Participant's death and before the commencement of such benefit, the benefit shall be distributed in a single lump sum. If the present value of the Spouse's Benefit or Vested Survivor's Benefit is more than Five Thousand Dollars ($5,000.00) but not more than Ten Thousand Dollars ($10,000.00) at any time after the Participant's death and before the commencement of such benefit, the benefit shall be distributed in a single lump sum if such distribution is requested in writing by the Participant's surviving Spouse.

         For purposes of calculating the present value of a Participant's vested benefits, the Spouse's Benefit or the Vested Survivor's Benefit, the actuarial assumptions incorporated by reference in Section 2.1(c) of the Retirement Plan shall be used, but in no event shall such present value be less than the present value calculated using the "applicable interest rate" and "applicable mortality table," as defined in Section 5.19 of the Retirement Plan.

                                   ARTICLE SIX

                            COORDINATION OF BENEFITS

         If an employee who was participating in a retirement plan sponsored by an Affiliate, which is not a participating employer in the Retirement Plan, becomes an employee of the Company or a participating Affiliate and a participant in the Plan under Section 4(b) and such employee's accrued benefit under the retirement plan maintained by the Affiliate formerly employing him or her is transferred to the Retirement Plan, upon termination of employment, the employee's benefits, calculated in accordance with Section 4(b), will be payable in full from the Plan in accordance with Section 5(b). If an employee who was a participant in the retirement plan of an Affiliate, which is not a participating employer in the Retirement Plan, becomes an employee of the Company or a participating Affiliate and a participant in this Plan, and such employee's accrued benefit under the retirement plan maintained by his or her former employer is not transferred to the Retirement Plan, upon termination of employment, the employee's benefits, calculated in accordance with Section 4(b), will be payable from the Plan in accordance with Section 5(b) to the extent such benefits are attributable to the pension benefits payable to that employee under the Retirement Plan. The benefits calculated pursuant to Section 4(b) that are attributable to the pension benefits payable to the employee under the Retirement Plan are those benefits that bear the same ratio to the total benefits due to the employee, calculated pursuant to Section 4(b), as the benefit payable to the employee from the Retirement Plan bears to the total benefits payable to the employee under both the Retirement Plan and the retirement plan maintained by the Affiliate formerly employing that employee.

                                  ARTICLE SEVEN

                                     FUNDING

         Benefits under this Plan shall be payable from the general assets of the Company and shall not be segregated in a trust fund or otherwise funded in any manner prior to the time of payment. No Plan participant shall have any vested rights hereunder nor any right hereunder to any specific assets of the Company.

                                  ARTICLE EIGHT

                                 ADMINISTRATION

         The Plan will be administered by the Administrative Committee that administers the Retirement Plan. Except as otherwise expressly provided in this Plan, the Administrative Committee shall have the same powers and responsibilities as it has under Sections 10.4 and 12.2 of the Retirement Plan. Claims for benefits under the Plan shall be determined in the manner set forth in Article Eleven of the Retirement Plan.

                                  ARTICLE NINE

                      AMENDMENT AND TERMINATION OF THE PLAN

         The Plan may be amended in whole or in part, prospectively or retroactively, by action of the Company's Board of Directors, and may be terminated at any time by action of the Board of Directors; provided, however, that no such amendment or termination shall reduce any amount payable hereunder to the extent such amount accrued prior to the date of amendment or termination. All amendments shall be in writing, approved by the Company's Board of Directors and executed by a duly authorized officer of the Company.

                                   ARTICLE TEN

                                   ASSIGNMENT

         No Plan participant or beneficiary of a Plan participant shall have any right to assign, pledge, hypothecate, anticipate or any way create a lien on any amounts payable hereunder. No amounts payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act, or by operation of law, or be subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Plan participants and their beneficiaries. Notwithstanding the foregoing, assignments of the benefits provided under this Plan shall be permitted for purposes of satisfying family support obligations if such assignments are pursuant to a court order which satisfies the requirements for a "qualified domestic relations order" as defined in Section 206(d)(3) of the Act.

                                 ARTICLE ELEVEN

                                   WITHHOLDING

         Any taxes required to be withheld from payments to the Plan participants hereunder shall be deducted and withheld by the Company.

                                 ARTICLE TWELVE

                       OTHER BENEFIT PLANS OF THE COMPANY

         Nothing contained in this Plan shall prevent a Plan participant prior to his or her death, or his or her spouse or other beneficiary after his or her death, from receiving, in addition to any payments provided for under this Plan, any payments provided for under the Retirement Plan or under The Pinnacle West Capital Corporation Savings Plan, or which would otherwise be payable or distributable to him or her, his or her surviving spouse or beneficiary under any plan or policy of the Company or otherwise. Nothing in this Plan shall be construed as preventing the Company or any of its subsidiaries from establishing any other or different plans providing for current or deferred compensation for employees.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

         Nothing contained in this Plan shall be construed as a contract of employment between the Company and an employee, or as a right of any employee to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause.

         All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefit hereunder, their heirs and personal representatives.

                                ARTICLE FOURTEEN

                                 EFFECTIVE DATE

         The Plan, as amended and restated, shall be effective as of January 1, 2003.

         IN WITNESS WHEREOF, the Company has caused this Pinnacle West Capital Corporation Supplemental Excess Benefit Retirement Plan, as amended and restated herein, to be executed by its duly authorized officer this 18th day of December, 2003.

                                PINNACLE WEST CAPITAL CORPORATION

                                By /s/ Jack E. Davis
                                   --------------------------------------------
                                Its   President & Chief Operating Officer
                                      of Pinnacle West Capital Corporation and
                                      President and Chief Executive Officer of
                                      Arizona Public Service Company

Attest:
By    /s/ Nancy C. Loftin
      ---------------------------------
Its   Vice President, General Counsel
      and Secretary

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